As filed with the Securities and Exchange Commission on April 28, 2026

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINKAGE GLOBAL INC

傳丞環球股份有限公司

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2-23-3 Minami-Ikebukuro, Toshima-ku
Tokyo, Japan 171-0022

(Address of principal executive offices, including zip code)

Linkage Global Inc 2026 Share Incentive Plan

(Full title of the plan)

Linkage Global U.S. Inc.

31 Hudson Yards, Office 14, New York, NY10001

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Copies to:

Hong Chen Chief Executive Officer Linkage Global Inc 2-23-3 Minami-Ikebukuro, Toshima-ku Tokyo, Japan 171-0022 +03-5927-9261	Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR +852-3923-1111

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register 10,000,000 Class A ordinary shares of the Registrant, par value $0.0025 per share, reserved and available for issuance pursuant to the Linkage Global Inc 2026 Share Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information And Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the Commission on January 30, 2026;

(b) The Registrant’s Current Reports on Form 6-K furnished to the Commission on April 16, 2026, April 9, 2026, April 1, 2026, March 26, 2026, March 12, 2026, February 19, 2026, February 18, 2026, February 13, 2026, and February 11, 2026; and

(c) The description of the Registrant’s Class A ordinary shares contained the Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the Commission on January 30, 2026.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any othwer later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit	Description
4.1*	Amended and Restated Memorandum and Articles of Association of Registrant
4.2*	Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Ordinary Shares being registered.
10.1*	Linkage Global Inc 2026 Share Incentive Plan.
23.1*	Consent of TPS Thayer, LLC, Independent Registered Public Accounting Firm
23.2*	Consent of HTL International, LLC, Independent Registered Public Accounting Firm
23.3*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Calculation of Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on April 28, 2026.

Linkage Global Inc

By:	/s/ Hong Chen
Hong Chen Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hong Chen as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on April 28, 2026.

Signature	Title

/s/ Hong Chen	Chief Executive Officer and Director
Hong Chen	(Principal Executive Officer)

/s/ Yitao Ji	Chief Financial Officer
Yitao Ji	(Principal Accounting and Financial Officer)

/s/ Zhihua Wu	Director and Chairman of the Board
Zhihua Wu

/s/ Shiming Chen	Independent Director
Shiming Chen

/s/ Jingjing He	Independent Director
Jingjing He

/s/ Tay Sheve Li	Independent Director
Tay Sheve Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Linkage Global Inc, has signed this registration statement in New York, NY on April 28, 2026.

Authorized U.S. Representative Linkage Global U.S. Inc.

By:	/s/ Zhihua Wu
Name:	Zhihua Wu
Title:	Authorized Signatory on behalf of Linkage Global U.S. Inc